Exhibit 10.5
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 8th day of September, 2006, by and between Orion HealthCorp, Inc., a Delaware corporation (the “Corporation”), and Brantley Capital Corporation, a Maryland corporation and a stockholder of the Corporation (the “Seller”).
R E C I T A L S:
     WHEREAS, the Seller owns One Million Seven Hundred and Twenty-two Thousand Nine Hundred and Eighty-three (1,722,983) shares of Class B Common Stock of the Corporation (the “Seller’s Class B Stock”); and
     WHEREAS, the Corporation desires to purchase and the Seller desires to transfer to the Corporation all of the shares of the Seller’s Class B Stock (the “Purchased Stock”) in exchange for the consideration and upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
1. Delivery of the Purchased Stock. The Seller hereby agrees to convey, transfer, assign and deliver to the Corporation all of the Purchased Stock on the Closing Date (as hereinafter defined), free and clear of all pledges, claims, liens, charges, security interests and encumbrances whatsoever in consideration for the Corporation’s payment to the Seller of Four Hundred Eighty-Two Thousand Four Hundred Thirty-Five and 24/100 Dollars ($482,435.24) (the “Purchase Price”). Upon the date of the Closing of the financing related to the transaction contemplated by the Corporation and as detailed in Section 3(d) below, the Corporation shall simultaneously pay the purchase price to the Seller. The Seller shall deliver to the Corporation simultaneously upon receipt of the Purchase Price the certificates representing the Purchased Stock duly endorsed in blank or accompanied by appropriate stock powers effective for transfer of the Purchased Stock to the Corporation.
2. The Closing. The closing of the transactions contemplated under this Agreement shall be conditioned on (a) receipt of all requisite approvals and consents; (b) satisfaction of all covenants and obligations, unless waived, (c) the guarantee agreement, attached hereto, executed on March 22, 2005 by the Seller for the benefit of Healthcare Business Credit Corporation and in surety of the Corporation, shall be terminated and the Seller is released of all obligations under the guarantee agreement and (c) all representations and warranties are true and correct in all material respects as of the Closing Date, unless waived.. Notwithstanding the foregoing, in the event that the closing of the transactions contemplated hereunder have not occurred on or before December 31, 2006, this Agreement shall be terminated and of no further force and effect.

3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Corporation as follows:
(a)	Ownership. The Seller is the sole record and beneficial owner of the Purchased Stock, and such Purchased Stock is held by the Seller free and clear of any and all liens, claims, pledges and encumbrances whatsoever.

(b)	Valid and Binding Obligation. The Seller has full power and authority to execute, deliver and perform its obligations under this Agreement and no further action is necessary to make this Agreement valid and binding upon the Seller or enforceable against the Seller in accordance with its terms. Specifically, the Seller represents that its board of directors has approved this Agreement and authorized the Seller to execute, deliver and perform its obligations under this Agreement.

(c)	Consents. The execution, delivery and consummation of this Agreement by the Seller does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, regulation, law, contract or any other restriction to which the Seller is a party or to which the Seller or any of its assets are subject or bound, and no consent or approval of any person, firm or other entity or governmental body is or was required to be obtained by the Seller for the authorization or the consummation by the Seller of the transactions contemplated in this Agreement.

(d)	Information. The Seller has had access to all information requested by it from the Corporation or its representatives, as well as the opportunity to obtain additional information to verify the accuracy of the information so provided, respecting the financial condition and business operations of the Corporation in order to enable the Seller to make an informed decision respecting the transfer of the Purchased Stock to the Corporation and the Purchase Price. The Seller has availed itself of such information to its full satisfaction. The Seller acknowledges that the Corporation has answered all inquiries that the Seller has made of the Corporation concerning the Corporation and its business and financial condition or any other matter relating to the Corporation and that no valid request to the Corporation or its representatives by or on behalf of the Seller for information of any kind about the Corporation has been refused or denied by the Corporation or remains unfulfilled as of the date hereof. The Seller is aware of the Corporation’s proposed acquisitions of the outstanding capital stock of Rand Medical Billing, Inc., On Line Payroll Services, Inc. and On Line Alternatives, Inc. and the related financing, all as more fully described in the draft of the Corporation’s Preliminary Proxy Statement anticipated to be filed with the Securities and Exchange Commission on or about September 7, 2006, a copy of which has been provided to the Seller.

(e)	Investment Experience. The Seller is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the sale of the Purchased Stock.
4. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Seller as follows:
(a)	Valid and Binding Obligation. The Corporation has full power and authority to execute, deliver and perform its obligations under this Agreement and no further corporate action is necessary to make this Agreement valid and binding upon the Corporation or enforceable against the Corporation in accordance with its terms.

(b)	Consents. All approvals and consents of any person, firm or other entity required to be obtained by the Corporation for the authorization of this Agreement or the consummation by the Corporation of the transactions contemplated by this Agreement have been obtained or will be obtained as of the Closing Date.
5. Survival of Representations and Warranties. All representations, warranties, covenants and conditions of the parties shall survive the execution and delivery of this Agreement. All claims for breach of representations or warranties must be presented by delivery of a notice in writing in accordance with the notice provisions set forth herein.
6. Waiver. Except for the rights and obligations of the parties hereto, on the Closing Date, the Seller waives any rights it may have with respect to the Purchased Stock and any other rights of any nature whatsoever with respect to the Purchased Stock including, but not limited to, the adequacy of the Purchase Price.
7. Indemnification.
(a)	The Seller shall indemnify and hold harmless the Corporation and its stockholders, directors, officers, employees, representatives, agents, successors and assigns from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of the Seller made in this Agreement, or (ii) the failure of the Seller to perform any covenant, agreement or obligation of the Seller made in this Agreement.

(b)	The Corporation shall indemnify and hold harmless the Seller and its stockholders, directors, officers, employees, representatives, agents, successors and assigns from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of the Corporation made in this Agreement, or (ii) the failure of the Corporation to perform any covenant, agreement or obligation of the Corporation made in this Agreement.

8. Binding Effect. All covenants and agreements of the parties contained herein shall be binding upon and inure to the benefit of the Seller and the Corporation and their respective stockholders, directors, officers, employees, representatives, agents, successors and assigns.
9. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
10. Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.
11. Waivers. Any failure by a party hereto to comply with any of the obligations, agreements or conditions set forth herein may be waived by the other party or parties; provided, however, that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein.
12. Cooperation. Each of the parties hereto agrees to cooperate in the effectuation of the transactions set forth in this Agreement and to execute and deliver any and all additional documents and instruments, and take such additional action, as shall be reasonably necessary or appropriate for such purpose.
13. Entire Agreement. This Agreement embodies the entire understanding and agreement among the parties, and supersedes all prior discussions, understandings, and agreements, written or oral, express or implied, between the parties relating to the subject matter hereof.
14. Amendment. This Agreement may only be amended or modified in a writing which is signed by all parties hereto.
15. Interpretation. The provisions of this Agreement, and of each separate article and section, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.
16. Expenses. Notwithstanding any other provision in this Agreement, each party hereto shall bear its own costs and expenses incurred in connection with the transactions contemplated by this Agreement.
17. Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18. Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (ii) one business day after being sent by a nationally or regionally recognized overnight courier service, or (iii) five business days after having been deposited in the United States mail, postage prepaid, addressed to the party or their permitted assignees, at the following addresses or at such other address as shall be given in writing by one party to the other party:

If to Seller:	Brantley Capital Corporation c/o MVC Capital, Inc. ATTN: Ben Harris 287 Bowman Ave., 2nd Floor Purchase, NY 10577

If to the Corporation:	Orion HealthCorp, Inc. 1805 Old Alabama Road Suite 350 Roswell, GA 30076 Attention: Terrence L. Bauer, President
and Chief Executive Officer
[Signature Page to Follow]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ORION HEALTHCORP, INC.

By:	/s/ Terrence L. Bauer

Terrence L. Bauer
President and Chief Executive Officer

BRANTLEY CAPITAL CORPORATION

By:	/s/ Philip Goldstein

Print Name: Philip Goldstein

Its: Chairman

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